Exhibit 4.5

Execution Version

NATURAL RESOURCE PARTNERS L.P.
NRP FINANCE CORPORATION
REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT dated March 2, 2017 (the “Agreement”) is entered into by and among Natural Resource Partners L.P., a Delaware limited partnership (the “Partnership”), NRP Finance Corporation, a Delaware corporation (“Finance Corp” and, together with the Partnership, the “Issuers”), and the undersigned initial holders of the Securities (as defined below) (the “Initial Notes Holders”).
The Issuers and the Initial Notes Holders are parties to the Exchange and Purchase Agreement dated February 22, 2017 (the “Exchange and Purchase Agreement”), which provides for both a sale by the Issuers to certain of the Initial Notes Holders of $105,000,000 aggregate principal amount of the Issuers’ 10.500% Senior Notes due 2022 and an exchange of certain of the Initial Notes Holders’ 9.125% Senior Notes due 2018 for $240,638,000 aggregate principal amount of the Issuers’ 10.500% Senior Notes due 2022 (such 10.500% Senior Notes due 2022 collectively, the “Securities”). As an inducement to the Initial Notes Holders to enter into the Exchange and Purchase Agreement, the Issuers have agreed to provide to the Initial Notes Holders and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Exchange and Purchase Agreement.
In consideration of the foregoing, the parties hereto agree as follows:

1.	Definitions. As used in this Agreement, the following terms shall have the following meanings:
“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
“Exchange and Purchase Agreement” shall have the meaning set forth in the preamble.
“Exchange Date” shall have the meaning set forth in Section 2(a)(ii) hereof.
“Exchange Offer” shall mean the exchange offer by the Issuers of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.
“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.
“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.
“Exchange Securities” shall mean senior notes issued by the Issuers under the Indenture containing terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Securities in exchange for Registrable Securities pursuant to the Exchange Offer.
“Finance Corp” shall have the meaning set forth in the preamble and shall also include Finance Corp’s successors.

“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Issuers or used or referred to by the Issuers in connection with the sale of the Exchange Securities.
“Holders” shall mean the Initial Notes Holders, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture.
“Indenture” shall mean the Indenture relating to the Securities dated as of March 2, 2017 among the Issuers and Wilmington Trust, National Association, as trustee, and as the same may be amended from time to time in accordance with the terms thereof.
“Initial Notes Holders” shall have the meaning set forth in the preamble.
“Issuers” shall have the meaning set forth in the preamble.
“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Issuers or any of their affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Issuers shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer, such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.
“Partnership” shall have the meaning set forth in the preamble and shall also include the Partnership’s successors.
“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.
“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.
“Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities has been declared effective under the Securities Act and such Securities have been exchanged pursuant to such Registration Statement, (ii) when such Securities have been sold pursuant to Rule 144 under the Securities Act, (iii) after the Target Registration Date, when such Securities are eligible to be sold by non-affiliates without limitation pursuant to Rule 144(d)(1)(ii) under the Securities Act or (iv) when such Securities cease to be outstanding.
“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Issuers with this Agreement, including without limitation: (i) all SEC, stock exchange or Financial Industry Regulatory Authority, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Holders in connection with blue sky qualification of any Exchange Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, including without limitation the Trust Indenture Act, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Issuers and (viii) the fees and disbursements of the independent public accountants of the Partnership, including the expenses of any special audits or “comfort” letters, as applicable, required by or incident to the performance of and compliance with this Agreement.
“Registration Statement” shall mean any registration statement filed under the Securities Act of the Issuers that covers any of the Exchange Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.
“SEC” shall mean the United States Securities and Exchange Commission.
“Securities” shall have the meaning set forth in the preamble.
“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
“Staff” shall mean the staff of the SEC.
“Target Registration Date” shall mean 180 days after the Closing Date (or if such date is not a Business Day, the next succeeding Business Day).
“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.
“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

2.	Registration Under the Securities Act.

(a)
To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Issuers shall use commercially reasonable efforts to cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities. The Issuers shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and shall keep the Exchange Offer open for a period of at least 20 Business Days.

The Issuers shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i)	that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii)	the date of acceptance for exchange (which shall be after a period of at least 20 Business Days from the date such notice is mailed) (the “Exchange Date”);

(iii)	that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv)
that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required (x) in the case of a Holder electing to exchange a Registrable Security in global form, to comply with the applicable procedures of DTC for book-entry tenders, and, (y) in the case of a Holder electing to exchange a Registrable Security in certificated form, to surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address and in the manner specified in the notice, in each case prior to the close of business on the Exchange Date; and

(v)
that any Holder will be entitled to withdraw its election, not later than the close of business on the Exchange Date, by (x) in the case of a Holder withdrawing its election to exchange a Registrable Security in global form, complying with the applicable procedures of DTC for withdrawal of tenders, and, (y) in the case of a Holder withdrawing its election to exchange a Registrable Security in certificated form, sending to the institution and at the address specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged.

As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Issuers that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (iii) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Issuers and (iv) it is not a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities.
As soon as practicable after the Exchange Date, the Issuers shall:

(i)	accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(ii)
deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Issuers and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities surrendered by such Holder.

The Issuers shall use commercially reasonable efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff.

(b)	The Issuers shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) hereof.

(c)	An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC.
In the event that the Exchange Offer is not completed in accordance with and as provided in this Section 2 on or prior to the Target Registration Date, the Issuers will pay each of the Holders of Registrable Securities liquidated damages in the form of additional interest in an amount equal to 0.50% per annum of the principal amount of Registrable Securities held by such Holder, with respect to the first 90 days after the Target Registration Date (which rate shall be increased by an additional 0.50% per annum for each subsequent 90-day period that such liquidated damages continue to accrue), until the Exchange Offer is completed or there are no Registrable Securities outstanding (after which such additional interest shall cease to accrue); provided, however, that at no time shall the amount of liquidated damages accruing exceed in the aggregate 2.00% per annum.

3.	Registration Procedures.

(a)	In connection with their obligations pursuant to Section 2(a) hereof, the Issuers shall as expeditiously as possible:

(i)
prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Issuers and (y) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii)
prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securites Act;

(iii)
to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Issuers with the SEC in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed;

(iv)	use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement;

(v)
a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus, provide copies of such document to the Initial Notes Holders and their counsel and make such of the representatives of the Issuers as shall be reasonably requested by the Initial Notes Holders or their counsel available for discussion of such document; and the Issuers shall not, at any time after initial filing of a Registration Statement, file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement, a Prospectus or a Free Writing Prospectus, of which the Initial Notes Holders and their counsel shall not have previously been advised and furnished a copy or to which the Initial Notes Holders or their counsel shall reasonably object;

(vi)	obtain a CUSIP number for all Exchange Securities not later than the effective date of a Registration Statement; and

(vii)
cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.

4.	General.

(a)
No Inconsistent Agreements. The Issuers represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Issuers under any other agreement and (ii) the Issuers have not entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

(b)
Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuers have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 4(b) shall be by a writing executed by each of the parties hereto.

(c)
Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Issuers by means of a notice given in accordance with the provisions of this Section 4(c), which address initially is, with respect to each Initial Notes Purchaser, the address thereof set forth in the Exchange and Purchase Agreement; (ii) if to the Issuers, initially at the Partnership’s address set forth in the Exchange and Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 4(c); and (iii) to such other persons at their respective addresses as provided in the Exchange and Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 4(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d)
Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Exchange and Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Notes Holders (in their capacity as Initial Notes Holders) shall have no liability or obligation to the Issuers with respect to any failure by any other Holder to comply with, or any breach by any other Holder of, any of the obligations of such Holder under this Agreement.

(e)
Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Issuers, on the one hand, and the Initial Notes Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(f)
Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)	Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(h)	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(i)
Miscellaneous. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Issuers and the Initial Notes Holders shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NATURAL RESOURCE PARTNERS L.P.

By:		NRP (GP) LLC, its general partner

	By:	GP Natural Resource Partners LLC, its
general partner

By:		/s/ Kathryn S. Wilson
Name:		Kathryn S. Wilson
Title:		Vice President, General Counsel and Secretary

NRP FINANCE CORPORATION

By:		/s/ Kathryn S. Wilson
Name:		Kathryn S. Wilson
Title:		Vice President, General Counsel and Secretary

Signature Page to Registration Rights Agreement (Issuers)

Confirmed and accepted as of the date first above written:
Initial Notes Holders

Signature Page to Registration Rights Agreement (Issuers)

ARISTEIA CAPITAL, L.L.C.

By:	/s/ William R. Techar
Name:	William R. Techar
Title:	Manager
Aristeia Capital, L.L.C.

By:	/s/ Andrew B. David
Name:	Andrew B. David
Title:	Chief Operating Officer
Aristeia Capital, L.L.C.

Address:	One Greenwich Plaza
Greenwich, CT 06830
Facsimilie:	(203) 622-2701
Email:	techar@aristeiacapital.com;
andrew.david@aristeiacapital.com

Signature Page to Registration Rights Agreement (Issuers)

BlueMountain Foinaven Master Fund L.P.

By:	BlueMountain Capital Management, LLC, its
investment manager

By:	/s/ David M. O'Mara
Name:	David M. O'Mara
Title:	Deputy General Counsel

Address:	C/O BlueMountain Capital Management, LLC
280 Park Ave., 12th Floor
New York, NY 10017
Attn: General Counsel
Facsimilie:
Email:	legalnotices@bmcm.com

Signature Page to Registration Rights Agreement (Issuers)

BlueMountain Logan Opportunities Master Fund L.P.

By:	BlueMountain Capital Management, LLC, its
investment manager

By:	/s/ David M. O'Mara
Name:	David M. O'Mara
Title:	Deputy General Counsel

Address:	C/O BlueMountain Capital Management, LLC
280 Park Ave., 12th Floor
New York, NY 10017
Attn: General Counsel
Facsimilie:
Email:	legalnotices@bmcm.com

Signature Page to Registration Rights Agreement (Issuers)

BlueMountain Credit Alternatives Master Fund L.P.

By:	BlueMountain Capital Management, LLC, its
investment manager

By:	/s/ David M. O'Mara
Name:	David M. O'Mara
Title:	Deputy General Counsel

Address:	C/O BlueMountain Capital Management, LLC
280 Park Ave., 12th Floor
New York, NY 10017
Attn: General Counsel
Facsimilie:
Email:	legalnotices@bmcm.com

Signature Page to Registration Rights Agreement (Issuers)

BlueMountain Timberline Ltd.

By:	BlueMountain Capital Management, LLC, its
investment manager

By:	/s/ David M. O'Mara
Name:	David M. O'Mara
Title:	Deputy General Counsel

Address:	C/O BlueMountain Capital Management, LLC
280 Park Ave., 12th Floor
New York, NY 10017
Attn: General Counsel
Facsimilie:
Email:	legalnotices@bmcm.com

Signature Page to Registration Rights Agreement (Issuers)

BlueMountain Kicking Horse Fund L.P.

By:	BlueMountain Capital Management, LLC, its
investment manager

By:	/s/ David M. O'Mara
Name:	David M. O'Mara
Title:	Deputy General Counsel

Address:	C/O BlueMountain Capital Management, LLC
280 Park Ave., 12th Floor
New York, NY 10017
Attn: General Counsel
Facsimilie:
Email:	legalnotices@bmcm.com

Signature Page to Registration Rights Agreement (Issuers)

BlueMountain Montenvers Master Fund SCA SICAV-SIF

By:	BlueMountain Capital Management, LLC, its
investment manager

By:	/s/ David M. O'Mara
Name:	David M. O'Mara
Title:	Deputy General Counsel

Address:	C/O BlueMountain Capital Management, LLC
280 Park Ave., 12th Floor
New York, NY 10017
Attn: General Counsel
Facsimilie:
Email:	legalnotices@bmcm.com

Signature Page to Registration Rights Agreement (Issuers)

BlueMountain Guadalupe Peak Fund L.P.

By:	BlueMountain Capital Management, LLC, its
investment manager

By:	/s/ David M. O'Mara
Name:	David M. O'Mara
Title:	Deputy General Counsel

Address:	C/O BlueMountain Capital Management, LLC
280 Park Ave., 12th Floor
New York, NY 10017
Attn: General Counsel
Facsimilie:
Email:	legalnotices@bmcm.com

Signature Page to Registration Rights Agreement (Issuers)

GoldenTree Asset Management LP on behalf of its managed accounts listed below

By:	/s/ John DeMartino
Name:	John DeMartino
Title:	Authorized Signatory
Address:	485 Lexington Avenue, 15th Floor
New York, NY 10017
Facsimilie:	212-644-9218
Email:	Corporate Actions@goldentree.com

Fund Legal Name
GoldenTree Entrust Master Fund SPC on behalf of and for the account of Segregated Portfolio I
GoldenTree Master Fund II, Ltd.
GoldenTree Master Fund, Ltd.
GOLDENTREE ASSET MANAGEMENT LUX SARL
GoldenTree Insurance Fund Series Interests of the SALI Multi-Series Fund, L.P.
Louisiana State Employees Retirement System
GoldenTree High Yield Value Master Unit Trust
MA Multi-Sector Opportunistic Fund, LP
GoldenTree High Yield Value Fund Offshore II Ltd.
GoldenTree Multi-Sector Master Fund ICAV - GoldenTree Multi-Sector Master Fund Portfolio A
GT NM, L.P.
City of New York Group Trust
The Parochial Employees' Retirement System of Louisiana
Stichting PGGM Depositary acting in its capacity as title holder for PGGM High Yield Fund
Absalon II Limited
CenturyLink, Inc. Defined Benefit Master Trust
Gold Coast Capital Subsidiary X Limited
Credit Fund Golden Ltd.
Stellar Performer Global Series: Series G - Global Credit
Rock Bluff High Yield Partnership, L.P.
Kapitalforeningen Unipension Invest, High Yield Obligationer
GoldenTree High Yield Value Fund Offshore (Strategic), Ltd.
GoldenTree Entrust Onshore Customized Portfolio LP
GoldenTree Partners II, L.P.
GoldenTree Partners, L.P.
GoldenTree Select Partners, L.P.
GoldenTree High Yield Value Partners, L.P.
San Bernardino County Employees Retirement Association

Signature Page to Registration Rights Agreement (Issuers)

OakTree Capital Management, L.P. by and on behalf of certain of its and its affiliates' managed funds and/or accounts

By:	/s/ David Rosenberg
Name:	David Rosenberg
Title:	Managing Director

By:	/s/ Christopher Fanning
Name:	Christopher Fanning
Title:	Senior Vice President

Address:	333 S. Grand Avenue, 28th Floor
Facsimilie:	(213) 830-6293
Email:	cfanning@oaktreecapital.com

Signature Page to Registration Rights Agreement (Issuers)

By:	/s/ Russell F. Bryant
Name:	Russell F. Bryant
Title:	Chief Financial Officer
Quadrant Capital Advisors, Inc.
Investment Advisor to Pontus Holdings Ltd.

Signature Page to Registration Rights Agreement (Issuers)

REDWOOD OPPORTUNITY MASTER FUND, LTD.

By:	Redwood Capital Management, LLC, its Investment
Manager

By:	/s/ Jonathan Kolatch
Name:	Jonathan Kolatch
Title:	Managing Member

Signature Page to Registration Rights Agreement (Issuers)

REDWOOD MASTER FUND, LTD.

By:	Redwood Capital Management, LLC, its Investment
Manager

By:	/s/ Jonathan Kolatch
Name:	Jonathan Kolatch
Title:	Managing Member

Signature Page to Registration Rights Agreement (Issuers)

Corbin Opportunity Fund, L.P.

By:	Corbin Capital Partners, L.P., solely in its capacity as
investment manager

By:	/s/ Daniel Friedman
Name:	Daniel Friedman
Title:	General Counsel
Address:	c/o Corbin Capital Partners, 590 Madison Avenue,
31st Floor, New York, NY 10022
Facsimilie:	212-634-7399
Email:	fof-ops@corbincapital.com

Signature Page to Registration Rights Agreement (Issuers)